Exhibit 10.38

AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT
THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) dated as of November 14, 2017 (the “Amendment Effective Date”), by and between Peter D. Aquino (“Executive”) and Internap Corporation, a Delaware corporation (the “Company,” and together with Executive, each, a “Party”, and collectively, the “Parties”).
WHEREAS, the Parties entered into an Employment Agreement, dated September 12, 2016 (the “Agreement”); and
WHEREAS, the Executive and the Company wish to amend a certain provision of the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company hereby agree as follows:
1.    Section 1.1 of the Agreement is deleted in its entirety and replaced with the following:
Employment. Company agrees to employ Executive and Executive hereby accepts such employment with the Company upon the terms and conditions set forth in this Agreement, for the three-year period (the “Employment Period”) beginning on September 19, 2016 (“Start Date”) and ending on September 19, 2019, unless earlier terminated by either party pursuant to ARTICLE II of this Agreement. At least ninety (90) days prior to the expiration of the Employment Period, the parties shall begin negotiations in good faith to renew this Agreement for a designated period of time. If this Agreement is renewed in accordance with this Section, each renewal period shall be included in the definition of “Employment Period” for purposes of this Agreement. If this Agreement is not renewed in accordance with this Section, (i) Executive’s employment shall terminate, and (ii) this Agreement shall no longer be in effect; provided, however, that the restrictive covenants and all post-termination obligations contained in this Agreement shall survive termination of this Agreement.
2.    Except to the extent expressly modified or amended by this Amendment, all terms and provisions of the Agreement shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.
3.    This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

COMPANY:

INTERNAP CORPORATION

/s/ Daniel C. Stanzione
Name: Daniel C. Stanzione
Title: Chairman of the Board of Directors

EXECUTIVE:

/s/ Peter D. Aquino
Peter D. Aquino

Signature Page to Amendment No. 1 to Employment Agreement